Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Post-Effective Amendment No. 2 to Form S-1 of our report dated September 9, 2025, with respect to the consolidated financial statements of Aeluma, Inc. and Subsidiary for the years ended June 30, 2025 and 2024 and to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

September 19, 2025